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                                                                   EXHIBIT 10.21

Special Successor Development and Retention Program

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         Total Projected Value:            $2.75MM

         Amount:                           $1MM cash based on achieving three years of acceptable financial performance as agreed to by you and the CEO of Fluor Corporation and developing a "Board" acceptable successor and Senior Executive Management Team

         Payout:                           $333,333 will be deposited into a deferred account on 7/1/98, 7/1/99, and 7/1/00 for a total deferral of $1,000,000. Of the 333,333, 50% is related to the accomplishment of the financial objective, 25% for a board acceptable successor plus 25% for a board acceptable Senior Executive Management Team. The monies deferred will 100% clift vest on 7/1/01, plus any investment returns if Don is employed on 7/1/01. Don may select the investment fund from any of those offered.

         Restricted Stock/Units Award
         Estimated value:                  $1.35MM in a combination of Restricted Stock/Restricted Units granted at Fair Market
                                           Value upon approval by the Organization & Compensation Committee. Restricted
                                           shares/units will vest 33-1/3% in December 1999, 2000, and 2001.

         House:                            The Company will provide to Don, free from income taxes, title to the house, garages &
                                           storage building and property associated with the house to the right of the driveway and easement to use the driveway in Sprigg, West Virginia, upon his retirement from the
                                           Company. Or, upon recommendation by the Chief Executive Officer of Fluor Corporation
                                           and at the discretion of the Organization and Compensation Committee of the Board of
                                           Directors, provide title to the residence, free from taxes, anytime after July 1, 2001.
                                           Current estimated house value $150,000 - $300,000 plus tax gross up of $140,000 -
                                           $275,000. Potential value $290,000 - $575,000.

         Total Retention Period:           Through July 1, 2001. However, in the event of death, total and permanent disability, or change of control, the above payout, restricted stock/unit award and house items will vest immediately.

                                           Also, the Organization & Compensation Committee agrees to approve your early retirement at age 55 for the purposes of the Supplemental Benefit Plan and the payment options available under this program.
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Agreed by:                                 Agreed by:


/s/ Peter J. Fluor                         /s/ Donald L. Blankenship
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Peter J. Fluor                             Donald L. Blankenship


Agreed by:


/s/ Philip J. Carroll
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Philip J. Carroll


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